FEDERAL IDENFITICATION
                                                          NO.  Applied For

                        The Commonwealth of Massachusetts

                             William Francis Galvin
                          Secretary of the Commonwealth
              One Ashburton Place, Boston, Massachusetts 02108-1512

                        RESTATED ARTICLES OF ORGANIZATION
                    (General Laws, Chapter 156B, Section 74)





We, Richard W. Main, President, and Arnold S. Lerner, Clerk, of Enterprise Bancorp, Inc., located at 222 Merrimack Street, Lowell, Massachusetts 01852, do hereby certify that the following Restatement of the Articles of Organization was duly adopted at a meeting held on March 22, 1996 by a vote of the sole incorporator in accordance with the rights and powers accorded thereto under Ch. 156B M.G.L. SS. 44.

                                    ARTICLE I
                         The name of the corporation is:
                            Enterprise Bancorp, Inc.

                                   ARTICLE II
                  The purpose of the corporation is to engage
                     in the following business activities:

              See Exhibit A attached hereto and made a part hereof.

                                   ARTICLE III

State the total number of shares and par value, if any, of each class of stock which the corporation is authorized to issue:


      WITHOUT PAR VALUE                          WITH PAR VALUE
------------------------------    ------------------------------------------
TYPE         NUMBER OF SHARES      TYPE      NUMBER OF SHARES      PAR VALUE
----         ----------------      ----      ----------------      ---------
Common:                           Common:         500,000             $.01

Preferred:                        Preferred:      100,000             $.01


                                   ARTICLE IV

If more than one class of stock is authorized, state a distinguishing designation for each class. Prior to the issuance of any shares of a class, if shares of another class are outstanding, the corporation must provide a description of the preferences, voting powers, qualifications, and special or relative rights or privileges of that class and of each other class of which shares are outstanding and of each series then established within any class.

     See Exhibit B attached hereto and made a part hereof.

                                    ARTICLE V
The restrictions, if any, imposed by the Articles of Organization upon the transfer of shares of stock of any class are:

     See Exhibit C attached hereto and made a part hereof.

                                   ARTICLE VI

Other lawful provisions, if any, for the conduct and regulation of the business and affairs of the corporation, for its voluntary dissolution, or for limiting, defining, or regulating the powers of the corporation, or of its directors or stockholders, or of any class of stockholders:

     See Exhibit D attached hereto and made a part hereof.

                                   ARTICLE VII

The effective date of the restated Articles of Organization of the corporation shall be the date approved and filed by the Secretary of the Commonwealth. If a later effective date is desired, specify such date which shall not be more than thirty days after the date of filing.

                                  ARTICLE VIII

The information contained in Article VIII is not a permanent part of the Articles of Organization.

a. The street address (post office boxes are not acceptable) of the principal office of the corporation in Massachusetts is:

     222 Merrimack Street, Lowell, Massachusetts 01852

b The name, residential address and post office address of each director and officer of the corporation is as follows:


                          NAME                   RESIDENTIAL ADDRESS           POST OFFICE ADDRESS

Chairman:           George L. Duncan              710 Andover Street            Enterprise Bancorp, Inc.
                                                  Lowell, MA 01852              222 Merrimack Street
                                                                                Lowell, MA 01852

President:          Richard W. Main               1 Overlook Drive                             "
                                                  Chelmsford, MA 01824

Treasurer:          John P.  Clancy, Jr.          11 Tanglewood Drive                          "
                                                  Chelmsford, MA 01824

Clerk:              Arnold S. Lerner              155 Pine Hill Road                           "
                                                  Hollis, NH 03049


Directors:  See Exhibit E attached hereto and made a part hereof.


c. The fiscal year (i.e., tax year) of the corporation shall end on the last day of the month of: December.

d. The name and business address of the resident agent, if any, of the corporation is: Stephen J. Coukos, Esq., Sullivan & Worcester
     One Post Office Square, Boston, MA 02109

We further certify that the foregoing Restated Articles of Organization affect no amendments to the Articles of Organization of the corporation as heretofore amended, except amendments to the following articles. Briefly describe amendments below

     See Exhibit C hereto containing new additional provisions to Article V pertaining to Certain Business Combinations.


SIGNED UNDER THE PENALTIES OF PERJURY, this 25th day of March, 1996 /s/Richard W. Main, President
     Richard W. Main
/s/Arnold S. Lerner, Clerk
    Arnold S. Lerner

                        The Commonwealth of Massachusetts


                        RESTATED ARTICLE OF ORGANIZATION
                    (General Laws, Chapter 156B, Section 74)








I hereby approve the within Restated Articles of Organization and, the filing fee in the amount of $____________ having been paid, said articles are deemed to have been filed with me this ________ day of _______________ , 19 __.






Effective Date: ________________________________________





                             WILLIAM FRANCIS GALVIN
                          Secretary of the Commonwealth











                         TO BE FILLED IN BY CORPORATION Photocopy of document to
                      be sent to:


                             Stephen J. Coukos, Esq.
                              Sullivan & Worcester
                             One Post Office Square
                           Boston, Massachusetts 02109

                            Telephone: (617) 338-2912

                            ENTERPRISE BANCORP, INC.
                        RESTATED ARTICLES OF ORGANIZATION

                                    EXHIBIT A


                              ARTICLE II: Purposes

         To acquire, invest in or hold stock in any subsidiary permitted under the Bank Holding Company Act of 1956 or Chapter 167A of the Massachusetts General Laws, as such statutes may be amended from time to time, and to engage in any activity or enterprise permitted to a bank holding company under said statutes or other applicable law.

         To engage generally in any business activity which may be lawfully carried on by a corporation organized under Chapter 156B of the Massachusetts General Laws.

                            ENTERPRISE BANCORP, INC.
                        RESTATED ARTICLES OF ORGANIZATION

                                    EXHIBIT B

                            ARTICLE IV: Capital Stock


    The shares of the Corporation's authorized capital stock may be issued by the Corporation from time to time by a vote of its Board of Directors without the approval of its stockholders, except as may be otherwise provided in this Article. Upon payment of lawful consideration therefor and issuance, all shares of the capital stock of the Corporation shall be deemed to be fully paid and nonassessable. No holder of any of the capital stock of the Corporation shall have any preemptive right to purchase or subscribe for the purchase of any additional shares issued by the Corporation. In the case of a stock dividend, that part of the surplus account or undivided profits account of the Corporation which is transferred to stated capital upon the issuance of shares as a stock dividend shall be deemed to be the consideration for the issuance of such stock dividend.


    A description of the different classes and series (if any) of the Corporation's capital stock and a statement of the designations and the relative rights, preferences and limitations of the shares of each class and series (if any) of capital stock are as follows:


SECTION 1. Common Stock. Except as provided by law or in this Article (or in any supplementary sections hereto) or in any certificate of establishment of a series of preferred stock, the holders of the Common Stock shall exclusively possess all voting power. Each holder of outstanding shares of Common Stock shall be entitled to one vote for each share held by such holder.

    Holders of the Common Stock shall be entitled to the payment of dividends out of any assets of the Corporation legally available for the payment thereof, but only as and when declared by the Board of Directors.

    In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, after there shall have been paid to or set aside for the holders of any class having preferences over the Common Stock in the event of liquidation, dissolution or winding up of the Corporation, of the full preferential amounts to which they are respectively entitled, the holders of the Common Stock and of any class or series of stock entitled to participate, in whole or in part, therewith, as to distribution of assets shall be entitled, after payment or provision for payment of all debts and liabilities of the Corporation, to receive the remaining assets of the Corporation available for distribution, in cash or in kind, in proportion to their holdings.

SECTION 2. Preferred Stock. The Board of Directors of the Corporation is authorized by vote or votes, from time to time adopted, to provide for the issuance of preferred stock in one or more series and to fix and state the voting powers, designations, preferences and relative participating, optional or other special rights of the shares of each series and the qualifications, limitations and restrictions thereof, including, but not limited to, determination of one or more of the following:

     (1)  The   distinctive   serial   designation  and  the  number  of  shares
constituting such series;

     (2) The dividend rates or the amount of dividends to be paid on the shares of such series, whether dividends shall be cumulative and, if so, from which date or dates, the payment date or dates for dividends and the participating or other special rights, if any, with respect to dividends;

     (3) The voting powers, full or limited, if any, of shares of such series;

     (4) Whether the shares of such series shall be redeemable and, if so, the price or prices at which, and the terms and conditions on which, such shares may be redeemed;

     (5) The amount or amounts payable upon the shares of such series in the event of voluntary or involuntary liquidation, dissolution or winding up of the Bank;

     (6) Whether the shares of such series shall be entitled to the benefit of a sinking or retirement fund to be applied to the purchase or redemption of such shares, and if so entitled, the amount of such fund and the manner of its application, including the price or prices at which such shares may be redeemed or purchased through the application of such fund;

     (7) Whether the shares of such series shall be convertible into, or exchangeable for, shares of any other class or classes or of any other series of the same or any other class or classes of stock of the Corporation, and if so convertible or exchangeable, the conversion price or prices, or the rate or rates of exchange, and the adjustments thereof, if any, at which such conversion or exchange may be made, and any other terms and conditions of such conversion or exchange;

     (8) The price or other consideration for which the shares of such series shall be issued; and

     (9) Whether the shares of such series which are redeemed or converted shall have the status of authorized but unissued shares of preferred stock and whether such shares may be reissued as shares of the same or any other series of stock.

    Unless otherwise provided by law, any such vote shall become effective when the Corporation files with the Secretary of State of the Commonwealth of Massachusetts a certificate of establishment of one or more series of preferred stock signed by the Chairman of the Board and Chief Executive Officer or the President and by the Clerk of the Corporation, setting forth a copy of the vote of the Board of Directors establishing and designating the series and fixing and determining the relative rights and preferences thereof, the date of adoption of such vote and a certification that such vote was duly adopted by the Board of Directors.

                            ENTERPRISE BANCORP, INC.
                        RESTATED ARTICLES OF ORGANIZATION

                                    EXHIBIT C

                    ARTICLE V: Certain Business Combinations


SECTION 1.   Vote Required for Certain Business Combinations.

     A. Required Vote for Certain Business Combinations. In addition to any affirmative vote required by the Massachusetts General Laws or by these Articles of Organization, and except as otherwise expressly provided in Section 2 of this
Article V:

               (1) any merger or consolidation of the Corporation or any Subsidiary (as hereinafter defined) with (i) any Interested Stockholder (as hereinafter defined) or (ii) any other corporation or entity (whether or not itself an Interested Stockholder) which is, or after such merger or consolidation would be, an Affiliate (as hereinafter defined) of an Interested Stockholder;

               (2) any sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or a series of transactions) to or with any Interested Stockholder or any Affiliate of any Interested Stockholder of any assets of the Corporation or any Subsidiary having an aggregate Fair Market Value (as hereinafter defined) of $2,500,000 or more;

               (3) the purchase, exchange, lease or other acquisition by the Corporation or any Subsidiary (in a single transaction or a series of related transactions) of all or substantially all of the assets or business of any Interested Stockholder or any Affiliate of any Interested Stockholder; or

               (4) the issuance or transfer by the Corporation or any Subsidiary (in one transaction or a series of transactions) of any securities of the Corporation or any Subsidiary to any Interested Stockholder or any Affiliate of any Interested Stockholder in exchange for cash, securities or other property (or a combination thereof) having an aggregate Fair Market Value of $2,500,000 or more;

               (5) the adoption of any plan or proposal for the liquidation or dissolution of the Corporation proposed by or on behalf of any Interested Stockholder or any Affiliate of any Interested Stockholder; or

               (6) any reclassification of the securities of the Corporation (including any reverse stock split), any merger or consolidation of the Corporation with any of its Subsidiaries or any other transaction (whether or not with or into or otherwise involving any Interested Stockholder) which has the effect, directly or indirectly, of increasing the proportion of the outstanding shares of any class of equity or convertible securities of the Corporation or any Subsidiary which is directly or indirectly owned by any Interested Stockholder or any Affiliate of any Interested Stockholder;

shall require the affirmative vote of the holders of at least 80% of the voting power of the Voting Stock (as hereinafter defined) voting together as a single class. Such affirmative vote shall be required notwithstanding the fact that no vote may be required or that a lesser percentage may be specified by law.

         B.   Definition   of  "Business   Combination".   The  term   "Business
Combination" as used in this Article shall mean any transaction which is referred to in any one or more of the clauses (1) through (6) of Paragraph A of this Section 1.


 SECTION 2.   When Higher Vote is Not Required.

         The provisions of Section 1 of this Article V shall not be applicable to any particular Business Combination, and such Business Combination shall require only such affirmative vote as is required by law and any other provision of these Articles of Organization, if all of the conditions specified in either of the following paragraphs A or B are met:

     A. Approval by Continuing Directors. The Business Combination shall have been approved by two-thirds of the Continuing Directors (as hereinafter defined); or

     B. Price and Procedure Requirements. All of the following conditions shall have been met:

                  (1) The aggregate amount of the cash and the Fair Market Value as of the date of the consummation of the Business Combination (the
         "Consummation Date") of any consideration other than cash to be received per share by holders of the Common Stock in such Business Combination shall be at least equal to the highest of the following:

                    (a) (if applicable) the highest per share price (including any brokerage commissions, transfer taxes and soliciting dealers fees) paid by the Interested Stockholder for any shares of the Common Stock of the Corporation acquired by it (i) within the two year period immediately prior to the first public announcement of the proposal of the Business Combination (the "Announcement Date") or (ii) in the transaction in which it became an Interested Stockholder, whichever is higher;

                    (b) the highest Fair Market Value per share of the Common Stock of the Corporation on any date during the one-year period prior to and including the Announcement Date; and

                    (c) (if applicable) the price per share equal to the product of (i) the Fair Market Value per share of the Common Stock of the Corporation on the Announcement Date or on the date on which the Interested Stockholder became an Interested Stockholder (such latter date is referred to in this Article V as the "Determination Date"), whichever is higher, and (ii) a fraction, (x) the numerator of which is the highest per share price (including any brokerage commissions, transfer taxes and soliciting dealers' fees) paid by the Interested Stockholder for any shares of the Common Stock acquired by it within the two year period immediately prior to and including the Announcement Date, and (y) the denominator of which is the Fair Market Value per share of the Common Stock on the first day in such two-year period upon which the Interested Stockholder acquired any shares of the Common Stock.

          (2) The aggregate amount of the cash and the Fair Market Value as of the Consummation Date of the Business Combination of consideration other than cash to be received per share by holders of shares of any other class of outstanding Voting Stock shall be at least equal to the highest of the following (it being intended that the requirements of this paragraph B(2) shall be required to be met with respect to every other class of outstanding Voting Stock, whether or not the Interested Stockholder has previously acquired any shares of a particular class of Voting Stock):

                    (a) (if applicable) the highest per share price (including any brokerage commissions, transfer taxes and soliciting dealers fees) paid by the Interested
                         Stockholder for any shares of such class of Voting Stock acquired by it (i) within the two year period immediately prior to the Announcement Date or (ii) in the transaction in which it became an Interested Stockholder, whichever is higher;

                    (b)  (if  applicable)  the highest  preferential  amount per share which the holders of shares of such class of Voting Stock are entitled to receive from the Corporation in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation;

                    (c) (if applicable) the highest Fair Market Value per share of such class of Voting Stock on any date during the one year period prior to and including the Announcement Date; and

                    (d) (if applicable) the price per share equal to the product of (i) the Fair Market Value per share of such class of Voting Stock on the Announcement Date or on the Determination Date, whichever is higher, and (ii) a fraction, (x) the numerator of which is the highest per share price (including any brokerage commission, transfer taxes and soliciting dealers fees paid by the Interested Stockholder for any shares of such class of Voting Stock acquired by it within the two year period immediately prior to and including the Announcement Date, and (y) the denominator of which is the Fair Market Value per share of such class of Voting Stock on the first day in such two year period upon which the Interested Stockholder acquired any shares of such class of Voting Stock.

                      (3) The consideration to be received by holders of a particular class of outstanding Voting Stock shall be in cash or in the same form as the Interested Stockholder has previously paid for shares of such class of Voting Stock. If the Interested Stockholder has paid for shares of any class of Voting Stock with varying forms of consideration, the form of consideration for such class of Voting Stock shall be either cash or the form used to acquire the largest number of such class of Voting Stock previously acquired by such Interested Stockholder.

                  (4) After becoming an Interested Stockholder and prior to the consummation of any such Business Combination: (a) there shall have been (i) no failure to declare and pay at regular dates therefor the full amount of any dividends (whether or not cumulative) payable on the Common Stock and any other class or series of stock entitled to dividends; (ii) no reduction in the annual rate of dividends paid on the Common Stock (except as necessary to reflect any subdivision of the Common Stock), except as approved by a majority of the Continuing Directors; and (iii) an increase in such annual rate of dividends as necessary to reflect any reclassification (including any reverse stock split), recapitalization, reorganization or any similar transaction which has the effect of reducing the number of outstanding shares of the Common Stock, unless the failure so to increase such annual rate is approved by a majority of the Continuing Directors; and (b) such Interested Stockholder shall not have become the beneficial owner of any additional shares of Voting Stock except as part of the transaction which results in such Interested Stockholder's becoming an Interested Stockholder.

                  (5) After becoming an Interested Stockholder, such Interested Stockholder shall not have received the benefit, directly or indirectly except proportionately as a stockholder, of any loans, advances, guarantees, pledges or other financial assistance or any tax credits or other tax advantages provided by the Corporation, whether in anticipation of or in connection with such Business Combination or otherwise, unless such transaction shall have been approved or ratified by a majority of the Continuing Directors after such person shall have become an Interested Stockholder.

                  (6) A proxy or information statement describing the proposed Business Combination and complying with the requirements of the Securities Exchange Act of 1934, as amended (the "1934 Act") and the rules and regulations of the Securities and Exchange Commission (the "SEC"), or any successor agency thereto, thereunder (or any subsequent provisions replacing such Act, rules or regulations) shall be mailed to stockholders of the Corporation at least 20 days prior to consummation of such Business Combination (whether or not such proxy or information statement is required to be mailed pursuant to such Act or subsequent provisions).

SECTION 3.  Certain Definitions.

         A. A "person" shall mean an individual, a Group Acting in Concert, a corporation, a partnership, an association, a joint stock company, a trust, a business trust, a government or political subdivision, any unincorporated organization and any similar association or entity.

          B. "Interested Stockholder" shall mean any person (other than any Employee Stock Ownership Plan established by the Board of Directors, the
Corporation or any Subsidiary thereof formed at the direction of the Corporation) who or which:

               (1) is the beneficial owner, directly or indirectly, of ten percent (10%) or more of the voting power of the then outstanding shares of Voting Stock;

               (2) is an Affiliate of the Corporation and at any time within the two-year period immediately prior to the date in question was the beneficial owner, directly or indirectly, of ten percent (10%) or more of the voting power of the then outstanding shares of Voting Stock; or

               (3) is an assignee of or has otherwise succeeded to the beneficial ownership of any shares of Voting Stock which were are any time within the two-year period immediately prior to the date in question beneficially owned by any Interested Stockholder, if such assignment or succession shall have occurred in the course of a transaction or series of transactions not involving a public offering within the meaning of the Securities Act of 1933, as amended, and such assignment of succession was not approved by a majority of the Continuing Directors.

          C. A person shall be a "beneficial owner" of any shares of "Voting Stock":

               (1) which such person or any of its Affiliates or Associates, directly or indirectly, has or shares with respect to such Voting Stock (a) the right to acquire or direct the acquisition of (whether such right is exercisable immediately or only after the passage of time or on the satisfaction of any conditions or both), pursuant to any agreement, arrangement or understanding or upon the exercise of any conversion rights, warrants, or options or otherwise; (b) the right to vote, or direct the voting of, pursuant to any agreement, arrangement or understanding or otherwise; or (c) the right to dispose of or transfer or direct the disposition or transfer of pursuant to any agreement, arrangement, understanding or otherwise; or

               (2) which are beneficially owned, directly or indirectly, by any other person with which such person or any of its Affiliates or Associates has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of any shares of Voting Stock.

          D. For the purpose of determining whether a person is an Interested Stockholder pursuant to paragraph B of this Section 3, the number of shares of Voting Stock deemed to be outstanding shall include shares deemed owned by such person through application of paragraph C of this Section 3 but shall not include any other shares of Voting Stock which may be issuable pursuant to any agreement, arrangement or understanding, or upon exercise of conversion rights, warrants or options or otherwise.

          E. "Affiliate" or "Associate" shall have the respective meanings ascribed to such terms in Rule 12b-2 of the SEC's General Rules and Regulations under the 1934 Act.

          F. "Subsidiary" means any corporation of which a majority of any class of equity security is owned, directly or indirectly, by the Corporation;
provided, however, that for the purposes of the definition of Interested Stockholder set forth in paragraph B of this Section 3, the term "Subsidiary" shall mean only a corporation of which a majority of each class of equity security is owned, directly or indirectly, by the Corporation.

          G. "Continuing Director" means any member of the Board of Directors of the Corporation (the "Board") who is not an Interested Stockholder, or an Affiliate or an Associate of any Interested Stockholder and was a member of the Board prior to the time that any Interested Stockholder became an Interested Stockholder, and any successor of a Continuing Director who is not an Interested Stockholder, or an Affiliate or an Associate of any Interested Stockholder and is recommended to succeed a Continuing Director by a majority of Continuing Directors then on the Board.

          H.  "Fair  Market  Value"  for  the  purpose  of  these   Articles  of
Organization means:

                  (1) in the case of  stock,  the  highest  closing  sale  price during the 30-day period immediately preceding the date in question of a share of such stock on the principal United States securities exchange registered under the 1934 Act on which such stock is listed, or, if such stock is not listed on any such exchange, the highest closing bid quotation with respect to a share of such stock during the 30-day period preceding the date in question on the National Association of Securities Dealers Automated Quotation System or a comparable system then in use, or if not such quotations are available, the fair market value on the date in question of a share of such stock as determined by at least a majority of the Continuing Directors of the Board in good faith; and

                  (2) in the case of property other than cash or stock, the fair market value of such property on the date in question as determined by at least a majority of the Continuing Directors of the Board in good faith.

          I. "Group Acting in Concert" shall mean persons seeking to combine or pool their voting or other interests in the securities of the Corporation for a common purpose, pursuant to any contract, understanding, relationship, agreement or other arrangement, whether written, oral or otherwise, or any "group of persons' as defined under Section 13(d) of the 1934 Act. When persons act together for any such purpose, their group is deemed to have acquired their stock.

          J. "Voting Stock" shall mean the then outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors.

          K. In the event of any Business Combination in which the Corporation survives, the phrase "other consideration to be received" as used in paragraphs B(1) and (2) of Section 2 of this Article V shall include the shares of common stock and/or the shares of any other class of outstanding voting stock retained by the holders of such shares.

          SECTION 4. Powers of the Board of Directors.

          A majority of the Directors of the Corporation (or, if there is an Interested Stockholder, a majority of the Continuing Directors then in office) shall have the power to determine for the purposes of this Article V, on the basis of information known to them after reasonable inquiry, including without limitation, (A) whether a person is an Interested Stockholder, (B) the number of shares of Voting Stock beneficially owned by any person, (C) whether a person is an Affiliate or Associate of or is affiliated or associated with another, (D) whether the requirements of Section 2 of this Article V have been met with respect to any Business Combination, (E) whether the assets which are the subject of any Business Combination have, or the consideration to be received for the issuance or transfer of securities by the Corporation or any Subsidiary in any Business Combination has, an aggregate Fair Market Value of $2,500,000 or more, and (F) any other matters of interpretation arising under this Article V or under Section 2 of Article VI. The good faith determination of a majority of the Directors (or, if there is an Interested Stockholder, a majority of the Continuing Directors then in office) on such matters shall be conclusive and binding for all purposes of this Article V and of Section 2 of Article VI.

          SECTION  5.  No  Effect  on  Fiduciary   Obligations   of   Interested
Stockholders.

          Nothing contained in this Article V shall be construed to relieve any Interested Stockholder from any fiduciary obligation imposed by law.

                            ENTERPRISE BANCORP, INC.
                        RESTATED ARTICLES OF ORGANIZATION

                                    EXHIBIT D

                       ARTICLE VI: Other Lawful Provisions


     SECTION 1. Standards for Board of Directors Evaluation of Offers. The Board of Directors of the Corporation, when evaluating any offer of another person to
(A) make a tender or exchange offer for any equity security of the  Corporation,
(B) merge or consolidate the Corporation with another institution, or acquire all of the Voting Stock of the Corporation, or (C) purchase or otherwise acquire all or substantially all of the properties and assets of the Corporation, shall, in connection with the exercise of its judgment in determining what is in the best interests of the Corporation and its stockholders, give due consideration to all relevant factors including, without limitation, the social and economic effects of acceptance of such offer on the Corporation's present and future account holders, borrowers and employees; on the communities in which the Corporation operates or is located; and on the ability of the Corporation to fulfill the objectives of a bank holding company under applicable statutes and regulations.

     SECTION 2. Beneficial Ownership Limitation. No person shall directly or indirectly offer to acquire or acquire the beneficial ownership of more than ten percent ( 10%) of the outstanding shares of any class of equity securities of the Corporation. This limitation shall not apply (A) to any acquisition of shares of capital stock of the Corporation which has been expressly approved in advance by an affirmative vote of not less than two-thirds of the Continuing Directors then in office, (B) to any offer to the Corporation made by any underwriters selected by the Corporation in connection with a public offering by the Corporation of the Corporation's capital stock, or (C) to any Employee Stock Ownership Plan established by the Corporation.

     For the purposes of determining the number of shares of equity securities owned hereunder by any person, the number of shares of equity securities deemed to be outstanding shall include shares deemed owned by such person through the application of paragraph C of Section 3 of Article V of these Articles of Organization but shall not include any other shares of equity securities which may be issuable pursuant to any agreement, arrangement or understanding, or upon exercise of conversion rights, warrants or options or otherwise.

     In the event that any class of equity securities is acquired in violation of this Section 2, (I) all shares of Common Stock or Preferred Stock beneficially owned by any person in excess of ten percent ( 10%) of the total number of outstanding shares of such class shall be considered "excess shares" and such shares shall not be counted as shares entitled to vote, shall not be voted by any person or counted as voting shares in connection with any matter submitted to the stockholders for a vote, and shall not be counted as outstanding for purposes of determining the affirmative vote necessary to approve any matter submitted to the stockholders for a vote, and (ii) the Board of Directors may cause such excess shares to be transferred to an independent trustee for sale on the open market or otherwise, with the expenses of such trustee to be paid out of the proceeds from such sale. The term "offer" as it is used in this Article includes every offer to buy or acquire, solicitation of an offer to sell, tender offer for or request or invitation for tender of, a security or interest in a security for value.

    SECTION 3. Directors. The Corporation shall be under the direction of a Board of Directors. The number of Directors shall not be fewer than three (3) or as required by law. The Board of Directors shall be divided into three classes (Class I, Class II and Class III) as nearly equal in number as possible, with one class to be elected annually.

    The directors of the Corporation as of and from the effective date of these Articles of Organization shall be those persons identified in Article VIII and they shall hold office as follows: the directors initially elected to Class I shall hold office for a term expiring at the annual meeting of stockholders to be held in 1997, the directors initially elected to Class II shall hold office for a term expiring at the annual meeting of stockholders to be held in 1998, and the directors initially elected to Class III shall hold office for a term expiring at the annual meeting of stockholders to be held in 1999, with the members of each such class to hold office until their respective successors are duly elected and qualified. At each annual meeting, or special meeting in lieu thereof, of stockholders of the Corporation, the successors to the class of directors whose term expires at the meeting shall be elected by a plurality vote of all votes cast at such meeting to hold office for a term expiring at the annual meeting of stockholders held in the third year following the year of their election and until their respective successors are elected and qualified.

    Any Director (including persons elected by Directors to fill vacancies in the Board of Directors) may be removed from office only for Cause (as hereinafter defined), by an affirmative vote of not less than (i) the holders of two-thirds of the total votes eligible to be cast by stockholders at a duly constituted meeting of stockholders called expressly for such purpose, or (ii) two-thirds of the members of the Board of Directors then in office, unless at the time of such removal there shall be an Interested Stockholder, in which case the affirmative vote of not less than two-thirds of the Continuing Directors then in office shall also be required for removal by vote of the Board of Directors. At least thirty days prior to such meeting of stockholders, written notice shall be sent to the Director whose removal will be considered at the meeting.

    For purposes of this Section 3, "Cause" shall be defined as (i) conviction of a felony; (ii) acceptance of immunity to testify where another has been so convicted; (iii) a court determination of liability for negligence or misconduct in the performance of directorial duties in an important matter; or (iv) a determination or direction by such governmental agency or authority as may exercise proper jurisdiction that an individual should not be a Director.

    SECTION 4. Indemnification of Directors. The Corporation shall indemnify any person who was or is a party to any threatened, pending or completed action, suit or proceeding (other than actions based upon a violation of the duty of loyalty), whether civil, criminal, derivative, administrative or investigative by reason of the fact that the person is or was a Director, against expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him if he acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the Corporation. The termination of any action, suit or proceeding by judgment, order or settlement shall not, of itself, create a presumption that the person did not act in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the Corporation. The provisions of this Section 4 shall not limit any other rights of indemnification from the Corporation that a person may be entitled to by law or the By-laws of the Corporation.

      SECTION 5.  Transactions with Interested Persons.

     5.1. Unless entered into in bad faith, no contract or transaction by the Corporation shall be void, voidable or in any way affected by reason of the fact that it is with an Interested Person.

     5.2. For the purposes of this Section 5, "Interested Person" means any person or organization in any way interested in the Corporation whether as a director, officer, stockholder, employee or otherwise, and any other entity in which any such person or organization of the Corporation is in any way interested.

     5.3. Unless such contract or transaction was entered into in bad faith, no Interested Person, because of such interest, shall be liable to the Corporation or to any other person or organization for any loss or expense incurred by reason of such contract or transaction or shall be accountable for any gain or profit realized from such contract or transaction.

     5.4. The provisions of this Section 5 shall be operative notwithstanding the fact that the presence of an Interested Person was necessary to constitute a quorum at a meeting of Directors or stockholders of the Corporation at which such contract or transaction was authorized or that the vote of an Interested Person was necessary for the authorization of such contract or transaction.

    SECTION 6. Acting as a Partner. The Corporation may be a partner in any business enterprise which it would have power to conduct by itself.

    SECTION 7. Stockholders Meetings. Meetings of stockholders may be held at such place in the Commonwealth of Massachusetts or, if permitted by applicable law, elsewhere in the United States as the Board of Directors may determine.

    SECTION 8. Notice of Stockholder Business at Annual Meeting. At an annual meeting of stockholders, only such business shall be conducted as shall have been brought before the meeting (a) by or at the direction of the Board of Directors (unless there is an Interested Stockholder, in which case the affirmative vote of a majority of the Continuing Directors then in office shall also be required) or (b) by any stockholder of the Corporation who complies with the notice procedures set forth in this Section 8. For business to be properly brought before an annual meeting by the stockholder, the stockholder must have given timely notice thereof in writing to the Clerk of the Corporation. To be timely, a stockholder's notice must be delivered to or mailed and received at the principal executive offices of the Corporation not less than sixty days nor more than one hundred and fifty days prior to the meeting; provided, however, that in the event that less than seventy days' notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the close of business on the tenth day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure was made must be given. A stockholder's notice to the Clerk shall set forth as to each matter the shareholder proposes to bring before the annual meeting (a) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (b) the name and address, as they appear on the Corporation's books, of the stockholder proposing such business and any other stockholder known by such stockholder to be supporting such proposal, (c) the class and number of shares of the Corporation which are beneficially owned by the stockholder and any other stockholder known by such stockholder to be supporting such proposal, and (d) any financial interest of the stockholder in such business. Notwithstanding anything in these Articles of Organization to the contrary, no business shall be conducted at an annual meeting except in accordance with the procedures set forth in this
Section 8 or as provided in the By-Laws of the Corporation. The Chairman of the Board and Chief Executive Officer at an annual meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting in accordance with the provisions of this Section 8, and if he should so determine, he shall so declare to the meeting and any such business not properly brought before this meeting shall not be transacted.

    SECTION 9. Call of Special Meetings. Special meetings of the stockholders for any purpose or purposes may be called at any time only by the Chairman of the Board and Chief Executive Officer, or by the affirmative vote of a majority of the Directors then in office; provided, however, that if at the time of such call there is an Interested Stockholder, any such call shall also require the affirmative vote of a majority of the Continuing Directors then in office. Only those matters set forth in the call of the special meeting may be considered or acted upon at such special meeting, unless otherwise provided by law.

    SECTION 10. Amendment of By-Laws. The By-Laws of the Corporation may be adopted, altered, amended, changed or repealed by the Board of Directors or the stockholders of the Corporation. Such action by the Board of Directors shall also require the affirmative vote of at least two-thirds of the Directors then in office at a duly constituted meeting of the Board of Directors, unless if at the time of such action there shall be an Interested Stockholder, in which case such action shall also require the affirmative vote of at least two-thirds of the Continuing Directors then in office, at such a meeting. Such action by the stockholders shall (i) first require approval by the affirmative vote of a majority of the Board of Directors of the Corporation then in office at a duly constituted meeting of the Board of Directors, unless at the time of such action there shall be an Interested Stockholder, in which case such action shall also require the affirmative vote of at least a two-thirds majority of the Continuing Directors then in office, at such meeting, (ii) unless waived by the affirmative vote of the Board of Directors (and if applicable, the Continuing Directors) specified in the preceding sentence, require the submission by the stockholders of written proposals for adopting, altering, amending, changing or repealing the By-Laws at least sixty days prior to the meeting at which they are to be considered, and (iii) shall further require the affirmative vote of at least two-thirds of the total votes eligible to be cast by stockholders at a duly constituted meeting of stockholders called expressly for such purpose.

    SECTION 11. Amendment to Articles of Organization. No amendment, addition, alteration, change or repeal of these Articles of Organization shall be made, unless the same is first approved by the affirmative vote of at least two-thirds of the Board of Directors of the Corporation then in office, and thereafter approved by the stockholders by not less than 80% of the total votes eligible to be cast at a duly constituted meeting, or, in the case of Articles I, II and III of these Articles of Organization, by not less than a majority of the total votes eligible to be cast, and if, at any time within the sixty-day period immediately preceding the meeting at which the stockholder vote is to be taken there is an Interested Stockholder, such amendment, addition, alteration, change, or repeal shall also require the affirmative vote of at least two-thirds of the Continuing Directors then in office, prior to approval by the stockholders. Unless otherwise provided by law, any amendment, addition, alteration, change or repeal so acted upon shall be effective on the date it is filed with the

Secretary of State of the Commonwealth of Massachusetts or on such other date as specified in such amendment, addition, alteration, change or repeal or as the Secretary of State may specify.

    SECTION 12. Director's Liability. No director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for any breach of such director's fiduciary duty as a director of the Corporation, notwithstanding any provision of law imposing such liability;
provided, however, that, to the extent required by applicable law, this provision shall not eliminate the liability of a director of the Corporation (i) for any breach of such director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law (iii) under provisions of the Massachusetts General Laws imposing liabilities on directors in respect of distributions to the stockholders of the Corporation or loans to officers or directors of the Corporation, or (iv) any transaction from which such director derived any improper personal benefit. This provision shall not eliminate the liability of a director for any act or omission occurring prior to the date upon which this provision becomes effective. No amendment to or repeal of this provision shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to the date of such amendment or repeal.

                            ENTERPRISE BANCORP, INC.
                        RESTATED ARTICLES OF ORGANIZATION

                                    EXHIBIT E

                         ARTICLE VIII: List of Directors


Name                              Residential Address                Post Office Address

Kenneth S. Ansin                   5 Wyman Road                      Enterprise Bancorp, Inc.
                                   West Townsend, MA  01474          222 Merrimack Street
                                                                     Lowell,  MA  01852

Walter L. Armstrong                50 Marshall Avenue                Enterprise Bancorp, Inc.
                                   Lowell, MA   01852                222 Merrimack Street
                                                                     Lowell,  MA  01852

Gerald G. Bousquet, M.D.           1 New Towne Way                   Enterprise Bancorp, Inc.
                                   Chelmsford, MA  01824             222 Merrimack Street
                                                                     Lowell,  MA  01852

Kathleen M. Bradley                17 Bradley Lane                   Enterprise Bancorp, Inc.
                                   Westford, MA  01886               222 Merrimack Street
                                                                     Lowell,  MA  01852

James F. Conway, III               23 Stonybrook Circle               Enterprise Bancorp, Inc.
                                   Andover, MA  01810                 222 Merrimack Street
                                                                      Lowell,  MA  01852

Nancy L. Donahue                   52 Belmont Avenue                  Enterprise Bancorp, Inc.
                                   Lowell, MA  01852                  222 Merrimack Street
                                                                      Lowell,  MA  01852

George L. Duncan                   710 Andover Street                 Enterprise Bancorp, Inc.
                                   Lowell, MA  01852                  222 Merrimack Street
                                                                      Lowell,  MA  01852










Eric W. Hanson                     3 Boardwalk                         Enterprise Bancorp, Inc.
                                   Chelmsford, MA  01824               222 Merrimack Street
                                                                       Lowell,  MA  01852

John P. Harrington                 53 Trull Lane                       Enterprise Bancorp, Inc.
                                   Lowell, MA  01852                   222 Merrimack Street
                                                                       Lowell,  MA  01852

Arnold S. Lerner                   155 Pine Hill Road                  Enterprise Bancorp, Inc.
                                   Hollis, NH  03049                   222 Merrimack Street
                                                                       Lowell,  MA  01852

Richard W. Main                    1 Overlook Drive                    Enterprise Bancorp, Inc.
                                   Chelmsford, MA  01824               222 Merrimack Street
                                                                       Lowell,  MA  01852

Charles P. Sarantos                132 Lincoln Parkway                 Enterprise Bancorp, Inc.
                                   Lowell, MA  01852                   222 Merrimack Street
                                                                       Lowell,  MA  01852

Michael A. Spinelli                6 Lakewood Road                     Enterprise Bancorp, Inc.
                                   Windham, NH  03087                  222 Merrimack Street
                                                                       Lowell,  MA  01852




                        The Commonwealth of Massachusetts

                 OFFICE OF THE MASSACHUSETTS SECRETARY OF STATE
                         MICHAEL J. CONNOLLY, Secretary
                ONE ASHBURTON PLACE, BOSTON, MASSACHUSETTS 02108

                ARTICLES OF AMENDMENT            FEDERAL IDENTIFICATION
       General Laws, Chapter 156B, Section 72    NO. 04-3308902



We Richard W. Main, President, and Arnold S. Lerner, Clerk, of Enterprise Bancorp, Inc. located at 222 Merrimack Street, Lowell, Massachusetts 01852, do hereby certify that these ARTICLES OF AMENDMENT affecting Articles NUMBERED: 3 of the Articles of Organization were duly adopted at a meeting held on May 22, 1996, by vote of: the sole incorporator in accordance with the rights and powers accorded thereto under Ch. 156B M.G.L. ss.44.

To CHANGE the number of shares and the par value (if any) of any type, class or series of stock which the corporation is authorized to issue, fillin the following:

The total presently authorized is:




      WITHOUT PAR VALUE                          WITH PAR VALUE
------------------------------    ------------------------------------------
TYPE         NUMBER OF SHARES      TYPE      NUMBER OF SHARES      PAR VALUE
----         ----------------      ----      ----------------      ---------
Common:                           Common:         500,000             $.01

Preferred:                        Preferred:      100,000             $.01




CHANGE the total authorized to:


      WITHOUT PAR VALUE                          WITH PAR VALUE
------------------------------    ------------------------------------------
TYPE         NUMBER OF SHARES      TYPE      NUMBER OF SHARES      PAR VALUE
----         ----------------      ----      ----------------      ---------
Common:                           Common:        5,000,000            $.01

Preferred:                        Preferred:     1,000,000            $.01

The foregoing amendment will become effective when these articles of amendment are filed in accordance with Chapter 156B, Section 6 of The General Laws unless these articles specify, in accordance with the vote adopting the amendment, a later effective date not more than thirty days after such filing, in which event the amendment will become effective on such later date. LATER EFFECTIVE DATE:
------------------------

IN WITNESS WHEREOF AND UNDER THE PENALTIES OF PERJURY, we have hereunto signed our names this 17th day of July, in the year 1996.



/s/ Richard W. Main, President
Richard W. Main


/s/ Arnold S. Lerner, Clerk
Arnold S. Lerner

                        The Commonwealth of Massachusetts


                              ARTICLES OF AMENDMENT
                    (General Laws, Chapter 156B, Section 72)








I hereby approve the within articles of amendment and, the filing fee in the amount of $5,400 having been paid, said articles are deemed to have been filed with me this 17th day of July , 1996.





                           /S/ William Francis Galvin


                               WILLIAM FRANCIS GALVIN
                               Secretary of the Commonwealth











                     TO  BE   FILLED   IN  BY   CORPORATION
                     PHOTOCOPY OF ARTICLES OF AMENDMENT TO BE SENT


                 TO: Stephen J. Coukos, Esq.
                     Sullivan & Worcester
                     One Post Office Square
                     Boston, Massachusetts 02109

                     Telephone:  (617) 338-2912

                                                  FEDERAL IDENTIFICATION
                                                  NO. 04-3308902

                        The Commonwealth of Massachusetts

                 OFFICE OF THE MASSACHUSETTS SECRETARY OF STATE
                         WILLIAM FRANCIS GALVIN
                       Secretary of the Commonwealth
                ONE ASHBURTON PLACE, BOSTON, MASSACHUSETTS 02108

                              ARTICLES OF AMENDMENT
                     (General Laws, Chapter 156B, Section 72)



We Richard W. Main, President, and Arnold S. Lerner, Clerk, of Enterprise Bancorp, Inc. located at 222 Merrimack Street, Lowell, Massachusetts 01852, do hereby certify that these articles of amendment affecting articles numbered: 3 of the Articles of Organization were duly adopted at a meeting held on May 4, 1999, by vote of: 2,707,106 shares of common stock of 3,169,634 shares outstanding, being at least a majority of each type, class or series outstanding and entitled to vote thereon:

To change the number of shares and the par value (if any) of any type, class or series of stock which the corporation is authorized to issue, fillin the following:

The total presently authorized is:




      WITHOUT PAR VALUE                          WITH PAR VALUE
------------------------------    ------------------------------------------
TYPE         NUMBER OF SHARES      TYPE      NUMBER OF SHARES      PAR VALUE
----         ----------------      ----      ----------------      ---------
Common:                           Common:       5,000,000             $.01

Preferred:                        Preferred:    1,000,000             $.01




Change the total authorized to:


      WITHOUT PAR VALUE                          WITH PAR VALUE
------------------------------    ------------------------------------------
TYPE         NUMBER OF SHARES      TYPE      NUMBER OF SHARES      PAR VALUE
----         ----------------      ----      ----------------      ---------
Common:                           Common:       10,000,000            $.01

Preferred:                        Preferred:     1,000,000            $.01

The foregoing amendment will become effective when these articles of amendment are filed in accordance with Chapter 156B, Section 6 of The General Laws unless these articles specify, in accordance with the vote adopting the amendment, a later effective date not more than thirty days after such filing, in which event the amendment will become effective on such later date. LATER EFFECTIVE DATE:
------------------------

IN WITNESS WHEREOF AND UNDER THE PENALTIES OF PERJURY, we have hereunto signed our names this 4th day of May, 1999.



/s/ Richard W. Main, President
Richard W. Main


/s/ Arnold S. Lerner, Clerk
Arnold S. Lerner

                        The Commonwealth of Massachusetts


                              ARTICLES OF AMENDMENT
                    (General Laws, Chapter 156B, Section 72)








I hereby approve the within articles of amendment and, the filing fee in the amount of $5,000 having been paid, said articles are deemed to have been filed with me this ___ day of May , 1999.





                               /S/ William Francis Galvin


                               WILLIAM FRANCIS GALVIN
                               Secretary of the Commonwealth











                     TO  BE   FILLED   IN  BY   CORPORATION
                     PHOTOCOPY OF ARTICLES OF AMENDMENT TO BE SENT


                 TO: Stephen J. Coukos, Esq.
                     Sullivan & Worcester LLP
                     One Post Office Square
                     Boston, Massachusetts 02109

                     Telephone:  (617) 338-2912